Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-114717 of The Bank Holdings on Form S-8 of our report, dated March 16, 2005, (and March 29, 2006 as to the effects of the stock dividend in 2005) included in the Annual Report on Form 10-KSB/A of The Bank Holdings for the year ended December 31, 2005.

McGLADREY & PULLEN, LLP

Las Vegas, Nevada

March 29, 2006

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.